EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the annual period ended December 31, 2015 of Fifth Street Asset Management Inc. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alexander C. Frank, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(i)             this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)          the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated as of this 18th day of March 2016.

/s/ Alexander C. Frank
Name: Alexander C. Frank
Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)